EXHIBIT 32.1

SECTION 1350 CERTIFICATION of CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Encompass Energy Services, Inc. (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2013	/s/ Antranik Armoudian
President and Chief Executive Officer
(Principal Financial Officer)